News Release

CONTACTS:

Company:	Investor Relations:
George R. Kirkland	Deborah K. Pawlowski
Executive Vice President, CFO and Treasurer	Kei Advisors LLC
Phone: (229) 873-3830	Phone: (716) 843-3908
investorinfo@sgfc.com	dpawlowski@keiadvisors.com

For Immediate Release

Southwest Georgia Financial Corporation Chairman of the Board,
Michael J. McLean Retires; Roy H. Reeves Named New Chairman

Company also declares quarterly cash dividend and announces results of shareholder voting

MOULTRIE, GEORGIA, May 24, 2017 -- Southwest Georgia Financial Corporation (the “Company”) (NYSE MKT: SGB), a full-service community bank holding company, announced that Chairman Michael J. McLean retired from the Board and that current directors Roy H. Reeves and Cecil H. Barber were elected Chairman and Vice Chairman, respectively. With the retirement, the Board of Directors is now comprised of eight directors, six of whom have been determined to be independent directors.

“Michael has served as our Chairman since 2006 and during that time he provided critical leadership to the Board as the Company embarked on a number of strategic priorities and actions that allowed us to achieve record asset size and earnings per share in 2016. As a result of Michael’s counsel and support, we are positioned for even greater success in the future,” commented DeWitt Drew, President and CEO. “On behalf of the Board, the Company, and the entire Southwest Georgia Bank team, we thank Michael for his dedicated service and wish him well in his retirement.”

The Company also announced the results of shareholder voting that took place during the 2017 annual meeting.

The shareholders reelected, for one-year terms to the Board of Directors, Cecil H. Barber, John J. Cole, Jr., DeWitt Drew, Richard L. Moss, Roy H. Reeves, Johnny R. Slocumb, M. Lane Wear and Marcus R. Wells. Shareholders also voted to approve the advisory “say on pay” resolution supporting the compensation plan for the executive officers. Additionally, shareholders voted to ratify the appointment of TJS Deemer Dana LLP as independent auditors for the fiscal year 2017.

Board of Directors Declares Quarterly Cash Dividend

The Board of Directors declared a quarterly cash dividend of $0.11 per common share. The dividend is payable June 15, 2017 to shareholders of record on June 5, 2017. The Company has approximately 2.5 million shares of common stock outstanding. Southwest Georgia Financial Corporation or its predecessor, Southwest Georgia Bank, has paid cash dividends for 89 consecutive years.

About Southwest Georgia Financial Corporation

Southwest Georgia Financial Corporation is a state-chartered bank holding company with approximately $471 million in assets headquartered in Moultrie, Georgia. Its primary subsidiary, Southwest Georgia Bank, offers comprehensive financial services to consumer, business, and government customers. The current banking facilities include the main office located in Colquitt County, branch offices located in Baker County, Worth County and Lowndes County, and a loan production office located in Tift County. In addition to conventional banking services, the Company provides investment planning and management, trust management, and commercial and individual insurance products. Insurance products and advice are provided by Southwest Georgia Insurance Services, which is located in Colquitt County. The Company routinely posts news and other important information on its website.

More information on Southwest Georgia Financial Corporation and Southwest Georgia Bank can be found at: www.sgfc.com.

SAFE HARBOR STATEMENT
This news release contains forward-looking statements, as defined by federal securities laws, including statements about the Company’s financial outlook. These statements are based on current expectations and are provided to assist in the understanding of future financial performance. Such performance involves risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. Important factors that could cause actual results to differ materially from those contemplated today include a change in the Company’s capital structure, new or expanded regulatory requirements, the success of the Company’s growth strategy, customer preferences, the interest rate environment and other factors described in the Company’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q under the sections entitled “Forward-Looking Statements” and “Risk Factors”. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

 Michael J. McLean